Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2024 relating to the financial statements of U.S. GoldMining Inc., appearing in the Annual Report on Form 10-K of U.S. GoldMining Inc. for the year ended November 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

May 15, 2024